Exhibit 23.2                                Consent of Henry Woodward, B.Sc., Consulting Geologist

HENRY WOODWARD, B.Sc

CONSENT OF GEOLOGIST CONSULTANT

I hereby consent to the inclusion and reference of the report “Summary of Exploration of the Kaikoura Property” in Amendment No. 1 to the Registration Statement on Form S-1/A to be filed by Canterbury Resources, Inc. with the United States Securities and Exchange Commission.

In addition, I consent to the reference to me under the heading “Experts” in the Registration Statement on Form S-1.

Dated the 9th day of May, 2009

HENRY WOODWARD
Henry Woodward, B. Sc.